EXHIBIT 21.1

Subsidiaries

Entity Name in English	Jurisdiction of Incorporation	Parent

Solarmax Technology, Inc.	Nevada	N/A

Solarmax Renewable Energy Provider, Inc.	California	Solarmax Technology, Inc.

Solarmax Financial, Inc.	California	Solarmax Technology, Inc.

SMX Capital, Inc.	New Jersey	Solarmax Technology, Inc. (93.75% owned)

Solarmax LED, Inc.	California	Solarmax Technology, Inc.

Solarmax Technology Holdings (Hong Kong) Limited	Hong Kong	Solarmax Technology, Inc.

Solarmax Technology (Shanghai) Co.,Ltd - WOFE	China	Solarmax Technology Holdings (Hong Kong) Limited

Chengdu Zhonghong Tianhao Technology Co., Ltd	China	Solarmax Technology (Shanghai) Co.,Ltd - WOFE

Solarmax Technology (Beijing) Co.,Ltd	China	Chengdu Zhonghong Tianhao Technology Co., Ltd

Chengdu Zhonghong Tiancheng New Energy Technology co., Ltd	China	Chengdu Zhonghong Tianhao Technology Co., Ltd

Zhongzhao Technology Development (Shanghai) Ltd	China	Chengdu Zhonghong Tianhao Technology Co., Ltd

Shanghai Zhongzhao Yuanlong Green Energy Technology Co.,Ltd	China	Zhongzhao Technology Development (Shanghai) Ltd

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Guangxi qingzhou Zhongzhao Green Energy Technology Co.,Ltd	China	Shanghai Zhongzhao Yuanlong Green Energy Technology Co.,Ltd

Shanghai Zhongzhao Tianpei Green Energy Technology Co.,Ltd	China	Zhongzhao Technology Development (Shanghai) Ltd

Zhongzhao Hongwan Green Energy Technology (Shanghai) Co.,Ltd	China	Zhongzhao Technology Development (Shanghai) Ltd

Dangxiong Zhongzhao Green Energy Technology Co.,Ltd	China	Zhongzhao Hongwan Green Energy Technology (Shanghai) Co.,Ltd

Zhongzhao Baotou Technology Co.,Ltd	China	Zhongzhao Technology Development (Shanghai) Ltd

Zhongzhao Qingzhou Green Energy Technology (Shanghai) Co.,Ltd	China	Zhongzhao Technology Development (Shanghai) Ltd

Shanghai Zhongzhao Changxiao Green Energy Technology Co.,Ltd	China	Zhongzhao Technology Development (Shanghai) Ltd

Dingbian ZhongzhaoGreen Energy Technology Co.,Ltd	China	Shanghai Zhongzhao Changxiao Green Energy Technology Co.,Ltd

Shanghai Cichang Green Energy Technology Co.,Ltd	China	Zhongzhao Technology Development (Shanghai) Ltd

Shanghai Fanyue Green Energy Technology Co.,Ltd	China	Zhongzhao Technology Development (Shanghai) Ltd

Shanghai Changmu Green Energy Technology Co.,Ltd	China	Zhongzhao Technology Development (Shanghai) Ltd

Shuangliao changmu Green Energy Technology Co.,Ltd	China	Shanghai Changmu Green Energy Technology Co.,Ltd

Shanghai Duzhao Green Energy Technology Co.,Ltd.	China	Zhongzhao Technology Development (Shanghai) Ltd

Guangxi Fangchenggang Green Energy Technology Co.,Ltd	China	Shanghai Duzhao Green Energy Technology Co.,Ltd

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Jiangsu Honghao Electricity Technology Co.,Ltd	China	Solarmax Technology (Shanghai) Co.,Ltd - WOFE

Guizhou Honghao Electricity Technology Co.,Ltd	China	Jiangsu Honghao Electricity Technology Co.,Ltd

Accumulate Investment Co., Limited (BVI)	British Virgin Island	Solarmax Technology, Inc.

Accumulate Investment Co., Limited (HK)	Hong Kong	Accumulate Investment Co., Limited (BVI)

Jiangsu Zhonghong Photovoltaic Electric Co., Ltd	China	Accumulate Investment Co., Limited (HK)

Nanjing zhaohewei new energy co., Ltd	China	Jiangsu Zhonghong Photovoltaic Electric Co., Ltd

Nanjing jinghong new energy co.,Ltd	China	Jiangsu Zhonghong Photovoltaic Electric Co., Ltd

Puanxian zhonghong new energy co.,Ltd	China	Nanjing jinghong new energy co.,Ltd

Nanjing qingchangyang new energy co.,Ltd	China	Jiangsu Zhonghong Photovoltaic Electric Co., Ltd

keerqinzuoyihouqi zhonghong new energy co.,Ltd	China	Nanjing qingchangyang new energy co.,Ltd

Golden Solarmax Finance Co., Ltd	China	Solarmax Technology, Inc.

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